Exhibit 99.1

Medley Capital Corporation Announces March 31, 2019 Financial Results

NEW YORK, NY (May 10, 2019) - Medley Capital Corporation (NYSE: MCC) (TASE: MCC) (the “Company”) today announced financial results for its second fiscal quarter ended March 31, 2019.

Second Quarter Highlights

•	Net investment loss of $(0.19) per share

•	Adjusted net investment income of $0.01 per share excluding expenses associated with pending merger

•	Net asset value (“NAV”) of $5.11 per share, which includes $0.21 per share impact of merger related expenses

•	The board of directors did not declare a dividend this quarter

Merger Update1

•	On April 18, 2019, the shareholder vote was postponed

•	The Company is pursuing amendments to the previously announced merger agreement

Portfolio Investments

The total value of our investments was $612.5 million at March 31, 2019. During the quarter ended March 31, 2019, the Company originated $13.3 million of investments and had $31.0 million of repayments, resulting in net repayments of $17.7 million. As of March 31, 2019, the Company had investments in securities of 60 portfolio companies with approximately 60.7% consisting of senior secured first lien investments, 5.9% consisting of senior secured second lien investments, 0.4% consisting of unsecured debt, 12.3% in MCC Senior Loan Strategy JV and 20.7% in equities / warrants. As of March 31, 2019, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 9.5%.

Results of Operations

For the three months ended March 31, 2019, the Company reported net investment loss per share and net loss per share of $(0.19) and $(0.45), respectively, calculated based upon the weighted average shares outstanding. Adjusted net investment income was $0.01 per share, which excludes $11.2 million of expenses associated with the pending merger. As of March 31, 2019, the Company’s NAV was $5.11 per share, which included a reduction of $0.21 per share from litigation and merger related expenses. Excluding these litigation and merger related expenses NAV would have been $5.32 per share. The Company is seeking reimbursement under its insurance coverage for the litigation related expenses and any reimbursements received will result in an increase in NAV.

Investment Income

For the three months ended March 31, 2019, total investment income was $12.6 million and consisted of $10.3 million of portfolio interest income, $2.0 million of dividend income, and $0.3 million of fee income.

For the six months ended March 31, 2019, total investment income was $26.8 million and consisted of $21.9 million of portfolio interest income, $4.1 million of dividend income, and $0.8 million of fee income.

Expenses

For the three months ended March 31, 2019, total expenses were $23.2 million and consisted of the following: base management fees of $3.1 million, interest and financing expenses of $5.9 million, professional fees of $10.2 million, administrator expenses of $0.7 million, directors’ fees of $0.4 million, and other general and administrative related expenses of $2.9 million.

For the six months ended March 31, 2019, total expenses were $35.6 million and consisted of the following: base management fees of $6.3 million, interest and financing expenses of $11.9 million, professional fees of $11.4 million, administrator expenses of $1.7 million, directors’ fees of $0.7 million, and other general and administrative related expenses of $3.6 million.

Net Investment Income

For the three months ended March 31, 2019, the Company reported net investment loss of $(10.6) million, or $(0.19), on a weighted average per share basis.

For the six months ended March 31, 2019, the Company reported net investment loss of $(8.8) million, or $(0.16), on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2019, the Company reported net realized losses of $(10.6) million and $(67.3) million, respectively.

For the three months ended March 31, 2019, the Company did not have a loss on extinguishment of debt. For the six months ended March 31, 2019, the Company reported a loss on extinguishment of debt of $(0.1) million.

For the three and six months ended March 31, 2019, the Company reported net unrealized depreciation on investments of $(3.4) million, and net unrealized appreciation on investments of $41.6 million, respectively.

Liquidity and Capital Resources

As of March 31, 2019, the Company had a cash balance of $73.4 million, of which $53.3 million was held by Medley SBIC, LP.

As of March 31, 2019, the Company had $135.0 million outstanding in SBA-guaranteed Debentures (the “SBA Debentures”), $74.0 million outstanding in aggregate principal amount of 6.5% unsecured notes due 2021, $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023, and $120.2 million outstanding in aggregate principal amount of 5.55% unsecured notes due 2024. As of May 10, 2019, the Company has fully repaid its SBA Debentures.

Dividend Declaration

The board of directors did not declare a dividend this quarter.

2019 Annual Meeting of Stockholders

The 2019 Annual Meeting of Stockholders is to be held at the offices of Eversheds Sutherland (US) LLP, located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, on June 4, 2019 at 12:00 p.m., Eastern Time. Our Proxy Statement and Annual Report on Form 10-k for the fiscal year ended September 30, 2018, are available on the Internet through our website at http://www.medleycapitalcorp.com.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Monday, May 13, 2019. The Company plans to place additional materials related to the earnings announcement, including a slide presentation, on its website prior to the conference call.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 4494743. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	March 31, 2019	September 30, 2018
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $366,735 and $428,718, respectively)	$351,330	$393,149
Affiliated investments (amortized cost of $125,596 and $428,718, respectively)	118,216	100,641
Controlled investments (amortized cost of $187,816 and $428,718, respectively)	142,954	161,640
Total investments at fair value	612,500	655,430
Cash and cash equivalents	73,407	75,666
Interest receivable	5,779	6,377
Other assets	3,135	3,421
Receivable for dispositions and investments sold	512	160
Fees receivable	200	187
Deferred offering costs	—	355
Total assets	$695,533	$741,596

LIABILITIES
Notes payable (net of debt issuance costs of $6,870 and $8,238, respectively)	$265,156	$276,909
SBA debentures payable (net of debt issuance costs of $1,881 and $2,095, respectively)	133,119	132,905
Accounts payable and accrued expenses	11,788	2,936
Management and incentive fees payable	3,084	3,348
Interest and fees payable	3,008	3,280
Administrator expenses payable	668	808
Due to affiliate	276	39
Deferred revenue	113	192
Total liabilities	$417,212	$420,417

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	698,587	698,587
Total distributable earnings/(loss)	(420,320)	(377,462)
Total net assets	278,321	321,179
Total liabilities and net assets	$695,533	$741,596

NET ASSET VALUE PER SHARE	$5.11	$5.90

Medley Capital Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended March 31		For the six months ended March 31
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$7,510	$10,967	$15,587	$24,057
Payment-in-kind	606	872	1,178	2,514
Affiliated investments:
Cash	460	491	1,212	1,068
Payment-in-kind	644	770	1,616	1,619
Controlled investments:
Cash	86	426	164	856
Payment-in-kind	760	815	1,789	1,534
Total interest income	10,066	14,341	21,546	31,648
Dividend income	1,992	2,173	4,091	3,616
Interest from cash and cash equivalents	211	26	373	58
Fee income	318	495	779	2,344
Total investment income	12,587	17,035	26,789	37,666

EXPENSES
Base management fees	3,084	3,776	6,270	7,844
Incentive fees	—	—	—	—
Interest and financing expenses	5,899	7,470	11,908	14,229
Professional fees	10,157	556	11,357	1,142
General and administrative	2,881	672	3,485	1,429
Administrator expenses	668	956	1,700	1,824
Directors fees	376	251	669	398
Insurance	117	130	236	263
Expenses before management and incentive fee waivers	23,182	13,811	35,625	27,129
Management fee waiver	—	(380)	—	(380)
Incentive fee waiver	—	—	—	—
Total expenses net of management and incentive fee waivers	23,182	13,431	35,625	26,749
Net investment income before excise taxes	(10,595)	3,604	(8,836)	10,917
Excise tax expense	—	(24)	—	(158)
NET INVESTMENT INCOME	(10,595)	3,580	(8,836)	10,759

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(10,615)	(23,331)	(15,799)	(23,352)
Affiliated investments	—	—	—	—
Controlled investments	—	—	(51,539)	—
Net realized gain/(loss) from investments	(10,615)	(23,331)	(67,338)	(23,352)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	19,352	6,323	20,164	(28,147)
Affiliated investments	(3,079)	(4,929)	(5,474)	(646)
Controlled investments	(19,672)	(9,454)	26,920	(18,459)
Net unrealized appreciation/(depreciation) on investments	(3,399)	(8,060)	41,610	(47,252)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	—	190	—	280
Net loss on extinguishment of debt	—	(1,158)	(123)	(1,158)
Net realized and unrealized gain/(loss) on investments	(14,014)	(32,359)	(25,851)	(71,482)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(24,609)	$(28,779)	$(34,687)	$(60,723)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.45)	$(0.53)	$(0.64)	$(1.11)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$(0.19)	$0.07	$(0.16)	$0.20
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,474,211	54,474,211	54,474,211
DIVIDENDS DECLARED PER COMMON SHARE	$0.05	$0.16	$0.15	$0.32

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. The following table presents a reconciliation of net investment income to adjusted net investment income:

	For the three months ended March 31, 2019
	Total	Per Share

Net investment income/(loss)	$(10,594,688)	$(0.19)
Add back Merger related expenses	11,238,385	0.21
Adjusted net investment income	$643,697	$0.01
Note: May not foot due to rounding

The following table presents a reconciliation of net asset value to adjusted net asset value:

	As of March 31, 2019
	Total	Per Share

Total net assets	$278,320,976	$5.11
Add back Merger related expenses	11,238,385	0.21
Adjusted total net assets	$289,559,361	$5.32

Merger related expenses primarily consist of professional fees and proxy solicitation expenses.
Per share amounts are based on 54,474,211 weighted average shares outstanding for the period.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.7 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) (TASE: MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, we have provided capital to over 400 companies across 35 industries in North America.2 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the proposed transactions, Sierra has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form N-14 that includes a joint proxy statement of Sierra, the Company, and MDLY and, with respect to Sierra, constitutes a prospectus (collectively, the “Joint Proxy Statement/Prospectus”). The Joint Proxy Statement/Prospectus, as applicable, was first mailed or otherwise delivered to stockholders of Sierra, the Company, and MDLY on or about December 21, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIERRA, THE COMPANY, AND MDLY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders can obtain the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sierra, the Company, and MDLY, free of charge, from the SEC’s web site at www.sec.gov and from Sierra’s website (www.sierraincomecorp.com), the Company’s website (www.medleycapitalcorp.com), or MDLY’s website (www.mdly.com). Investors and security holders may also obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Sierra, the Company, or MDLY by contacting Sam Anderson, Medley’s Investor Relations contact, at 212-759-0777.

Participants in the Solicitation

Sierra, the Company, and MDLY and their respective directors, executive officers, other members of their management, employees and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Sierra, the Company, and MDLY stockholders in connection with the proposed transactions is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Joint Proxy Statement/Prospectus and in other relevant materials that may be with the SEC. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements, including statements regarding the proposed transactions. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transactions to be completed and the expectation that the proposed transactions will provide sustainable and increased profits, greater likelihood of dividend growth, lower cost of capital and improved liquidity for the Company’s stockholders and will be accretive to net investment income for the Company, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in the Company’s filings with the SEC, and (i) the satisfaction or waiver of closing conditions relating to the proposed transactions described herein, including, but not limited to, the requisite approvals of the stockholders of each of Sierra, the Company, and MDLY, Sierra successfully taking all actions reasonably required with respect to certain outstanding indebtedness of the Company and MDLY to prevent any material adverse effect relating thereto, certain required approvals of the SEC, the necessary consents of certain third-party advisory clients of MDLY, and any applicable waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, (ii) the parties’ ability to successfully consummate the proposed transactions, and the timing thereof, and (iii) the possibility that competing offers or acquisition proposals related to the proposed transactions will be made and, if made, could be successful. Additional risks and uncertainties specific to the Company include, but are not limited to, (i) the costs and expenses that the Company has, and may incur, in connection with the proposed transactions (whether or not they are consummated), (ii) the impact that any litigation relating to the proposed transactions may have on the Company, (iii) that projections with respect to dividends may prove to be incorrect, (iv) the market performance of the combined portfolio, (v) the ability of portfolio companies to pay interest and principal in the future; (vii) whether Sierra, as the surviving company, will trade with more volume and perform better than the Company prior to the proposed transactions; and (ix) negative effects of entering into the proposed transactions on the trading volume and market price of the Company’s common stock. There can be no assurance of the level of any dividends to be paid, if any, following consummation of the merger. Investors are cautioned that, as a result of a number of factors (including those described above), there remains substantial uncertainty regarding the ability of MCC and Sierra to successfully consummate MCC’s proposed merger with Sierra.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in each of the Company’s, Sierra’s and MDLY’s filings with the SEC, including the Joint Proxy Statement/Prospectus relating to the proposed transactions, and in the “Risk Factors” sections of each of the Company’s, Sierra’s, and MDLY’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward- looking statements in this communication represent the Company’s views as of the date of hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company has the current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 See Cautionary Statement Regarding Forward-Looking Statements for additional information.
2 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, ”Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2018.